As filed with the Securities and Exchange Commission on August 19, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

U.S. Auto Parts Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________________

16941 Keegan Avenue
Carson, California 90746
(310) 735-0085
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________

David Eisler
VP, General Counsel
U.S. Auto Parts Network, Inc.
16941 Keegan Avenue
Carson, California 90746
(310) 735-0085
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 _______________________

Copies to:

Matthew T. Browne, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000
 _______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,023,656	$4.15	$49,898,173	$5,025
(1)          Consists of 12,023,656 shares of common stock currently held by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on August 18, 2016.

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2016

PROSPECTUS

12,023,656 Shares of Common Stock

_______________________

This prospectus relates to the disposition from time to time of up to 12,023,656 shares of our common stock that are currently held by the selling stockholders named in this prospectus. We are not selling any shares under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” in this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “PRTS.” On August 18, 2016, the last reported sale price of our common stock was $4.19.

_______________________

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties included and incorporated by reference herein under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is                     , 2016.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation by Reference” before deciding whether to invest in any of the common stock being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “the Company,” “we,” “us” and “our” refer to U.S. Auto Parts Network, Inc., a Delaware corporation, and, where appropriate, our consolidated subsidiaries.

Company Overview

We are a leading online provider of automotive aftermarket parts and repair information. Our vision is that vehicle repairs and upgrades are easy and affordable. Our mission is to provide an exceptionally easy experience for our customers. Our mantra is “make it easy for our customers.” Our five core values are: customer focus, teamwork, integrity, quality, and continuous improvement.
We operate under two reportable operating segments. The criteria we use to identify operating segments are primarily the nature of the products we sell or services we provide and the consolidated operating results that are regularly reviewed by our chief operating decision maker to assess performance and make operating decisions. The two reportable operating segments we identified are the core auto parts business and an online automotive repair information source of which we are a majority stockholder (“AutoMD”).
We principally sell our products, identified as stock keeping units (“SKUs”), to individual consumers through our network of websites and online marketplaces. Our user-friendly websites provide customers with a comprehensive selection of over 1.0 million SKUs with detailed product descriptions, attributes and photographs. We have developed a proprietary product database that maps our SKUs to product applications based on vehicle makes, models and years.
Our online sales channel and relationships with suppliers enable us to eliminate intermediaries in the traditional auto parts supply chain and to offer a broader selection of SKUs than can easily be offered by offline competition.
Our products consist of collision parts serving the body repair market, engine parts to serve the replacement parts market, and performance parts and accessories. The collision parts category is primarily comprised of body parts for the exterior of an automobile. Our parts in this category are typically replacement parts for original body parts that have been damaged as a result of a collision or through general wear and tear. The majority of these products are sold through our websites. In addition, we sell an extensive line of mirror products, including our own private-label brand called Kool-Vue™, which are marketed and sold as aftermarket replacement parts and as upgrades to existing parts. The engine parts category is comprised of engine components and other mechanical and electrical parts. These parts serve as replacement parts for existing engine parts and are generally used by professionals and do-it-yourselfers for engine and mechanical maintenance and repair. We also offer performance versions of many parts sold in each of the above categories. Performance parts and accessories generally consist of parts that enhance the performance of the automobile, upgrade existing functionality of a specific part or improve the physical appearance or comfort of the automobile.
We were incorporated in California in 1995 as a distributor of aftermarket auto parts and launched our first website in 2000. We reincorporated in Delaware in 2006 and expanded our online operations, increasing the number of SKUs sold through our e-commerce network, adding additional websites, improving our internet marketing proficiency, and commencing sales on online marketplaces. Like most e-commerce retailers, our success depends on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner. Historically, marketing through search engine optimization provided the most efficient opportunity to reach online auto part buyers. In order to improve our business, we worked towards enhancing the process of consolidation and implementing improvements to our multiple websites in order to improve our search ranking through the increased use of paid search advertising and pursued opportunities in third-party online marketplaces. Our efforts to improve the website purchase experience for our online customers have included our efforts to: (1) help our customers find the parts they want to buy through a customized and guided shopping experience specific to key part names; (2) increase order size across our sites through improved recommendation engines; and (3) provide leading customer service and product support.
We intend to continue to implement strategies designed to build and increase our customer lifetime value by focusing on increasing gross profit per transaction, transaction attachment rate, repeat purchases and conversion.
In October 2008, we acquired AutoMD.com for the purpose of developing content and a user community to educate consumers on maintenance and service of their vehicles. The site provides auto information, with tools for diagnosing car troubles, locating repair shops, estimating the cost of repairs, accessing recalls and technical service bulletins, reading do-it-yourself (“DIY”) repair guides, and getting questions answered in the automotive enthusiast community forum. Currently, AutoMD estimates auto repair costs to help consumers understand the costs and time involved in selected repairs and to improve the consumer’s experience when getting their vehicle serviced. In 2013, we launched our AutoMD Insta-Quotes! program. In locations where service shops were selected to participate in the AutoMD Insta-Quotes! program, AutoMD provides real-time price estimates specific to each participating shop. In locations without the AutoMD Insta-Quotes! program, AutoMD provides general estimates based on industry standard parts and labor data as available for the consumer’s location. In October 2014, we sold a noncontrolling interest in AutoMD to outside investors and certain of our existing shareholders. We are using this investment primarily to help grow the number of repair shops participating in the AutoMD Insta-Quotes! program, with the goal of establishing AutoMD as the preferred resource for vehicle repair information for consumers.
In August 2010, we acquired all of the issued and outstanding shares of Automotive Specialty Accessories and Parts, Inc. and its wholly-owned subsidiary Whitney Automotive Group, Inc. (“WAG”), at the time, the nation’s leading catalog and internet direct marketer of automotive aftermarket performance parts and accessories. The acquisition of WAG allowed us to expand our product line, which increased our ability to reach customers in the DIY automobile and off-road accessories market. 2015 marked the 100 year anniversary of JC Whitney and we celebrated this milestone with a centennial celebration and other promotional events throughout the year.

Our flagship websites are located at www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com and www.AutoMD.com and our corporate website is located at www.usautoparts.net. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

Corporate Information

We were incorporated in California in 1995 and reincorporated in Delaware in 2006. Our principal executive offices are located at 16941 Keegan Avenue, Carson, California 90746. Our telephone number is (310) 735-0085. Our corporate website is www.usautoparts.net. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 12,023,656 shares of our common stock that they currently hold. Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

Our common stock is currently listed on The NASDAQ Global Market under the symbol “PRTS.”

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring solely to the 12,023,656 shares currently held by the selling stockholders named in this prospectus. In addition, throughout this prospectus, when we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016 filed with the SEC on August 9, 2016 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related To This Offering

The selling stockholders named in this prospectus hold a significant portion of our total outstanding shares of common stock, and any sale of such shares into the market in the future could cause the market price of our common stock to drop significantly, even if our business is doing well.

The selling stockholders named in this prospectus may offer and sell up to 12,023,656 shares of our common stock that they currently hold, which represents approximately 34.5% of our total outstanding shares of common stock as of August 19, 2016. Sales of a substantial number of shares of our common stock in the public market by the selling stockholders named in this prospectus, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales by these stockholders may have on the prevailing market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear all of the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders. In addition, the selling stockholders will bear all legal fees, commissions and discounts, if any, attributable to their respective sales of shares.

SELLING STOCKHOLDERS

We are registering the resale of 12,023,656 shares currently held by the selling stockholders identified below to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended).

We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.  The shares covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of each selling stockholder, the number and percentage of our common stock beneficially owned by the selling stockholders as of August 19, 2016, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares Offered” represents all of the shares that a selling stockholder may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 34,963,653 shares of common stock outstanding and 4,149,997 shares of Series A Convertible Preferred outstanding as of August 19, 2016 totaling 39,113,650 shares. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

	Prior to Offering				After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Oak Investment Partners XI, L.P. 901 Main Avenue, Suite 600 Norwalk, CT 06851	10,811,422	(1)	27.6%	9,333,485	1,477,937	3.8%
Sol Khazani Living Trust 16941 Keegan Avenue Carson, CA 90746	2,539,671	(2)	6.5%	2,170,190	369,481	*
Shane Evangelist 16941 Keegan Avenue Carson, CA 90746	1,987,888	(3)	4.9%	519,981	1,467,907	3.6%

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* Less than 1%
(1)      Consists of (i) 9,333,485 shares of common stock, (ii) 1,379,310 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, and (iii) 98,627 shares of common stock issued in lieu of preferred stock dividends. Fredric W. Harman is a Managing Member of Oak Associates XI, LLC (“Oak Associates”), the general partner of Oak Investment Partners XI, L.P. (“Oak Investment Partners”). Mr. Harman has shared power to vote and shared power to dispose of the shares held by Oak Investment Partners. The names of the parties who share power to vote and dispose of the shares held by Oak Investment Partners with Mr. Harman are Bandel L. Carano, Ann H. Lamont and Edward F. Glassmeyer, all of whom are Managing Members of Oak Associates. Mr. Harman, Bandel L. Carano, Ann H. Lamont and Edward F. Glassmeyer each disclaims beneficial ownership of the shares held by Oak Investment Partners, except to the extent of each such person’s pecuniary interest therein.

(2)
Consists of (i) 1,956,211 shares of common stock owned directly by the Sol Khazani Living Trust, of which Sol Khazani is the sole trustee, (ii) 213,979 shares of common stock owned directly by the Sol Khazani Annuity Trust Established November 18, 2006, of which Mr. Khazani is the sole trustee, (iii) 24,654 shares of common stock issued in lieu of preferred stock dividends, and (iv) 344,827 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. Mr. Khazani has shared power to vote or to direct the vote of and the shared power to dispose or to direct the disposition of such shares in the aggregate, and is thus deemed to beneficially own such shares, in his capacity as trustee of several trusts. Mr. Khazani additionally shares the right to receive dividends from, and the proceeds from the sale of, the shares.

(3)
Consists of (i) 267,594 shares of common stock owned directly by Mr. Evangelist, (ii) 2,423 shares of common stock owned by Moo Moo and Beans Management, LLC, of which Shane and Monica Evangelist are the sole members, (iii) 239,964 shares of common stock owned by Moo Moo and Beans Family L.P., of which Shane and Monica Evangelist are the general partners and (iv) 10,000 shares of common stock held in joint tenancy by Mr. Evangelist and Monica Evangelist. Also includes 1,467,907 shares issuable upon exercise of outstanding options held by Mr. Evangelist which are exercisable as of August 19, 2016 or within 60 days after such date. Mr. Evangelist has shared power to vote or to direct the vote of and the shared power to dispose or to direct the disposition of such shares in the aggregate, and is thus deemed to beneficially own such shares. Mr. Evangelist additionally shares the right to receive dividends from, and the proceeds from the sale of, the shares.

Relationships with the Selling Stockholders

AutoMD Financing

On October 8, 2014, AutoMD entered into a Common Stock Purchase Agreement with certain investors, including Oak Investment Partners XI, L.P. and Sol Khazani Living Trust, pursuant to which AutoMD sold an aggregate of 7,000,000 shares of AutoMD common stock at a purchase price of $1.00 per share (the “AutoMD Financing”). Oak Investment Partners XI, L.P. purchased 1,500,000 shares of AutoMD’s common stock in the AutoMD Financing for aggregate consideration of $1,500,000. Sol Khazani Living Trust purchased 500,000 shares of AutoMD’s common stock in the AutoMD Financing for aggregate consideration of $500,000.

In connection with the AutoMD Financing, AutoMD and the investors, including Oak Investment Partners XI, L.P. and Sol Khazani Living Trust, entered into an Investor Rights Agreement, a Voting Agreement and a Right of First Refusal and Co-Sale Agreement, pursuant to which the parties agreed to certain registration and information rights, certain rights of first refusal, and voting obligations.

Preferred Stock Financing

On March 25, 2013, we entered into a Securities Purchase Agreement with certain investors, including Oak Investment Partners XI, L.P. and Sol Khazani Living Trust, pursuant to which we sold an aggregate of 4,149,997 shares of its Series A Convertible Preferred Stock at a purchase price per share of $1.45 (the “Preferred Stock Financing”). Oak Investment Partners XI, L.P. purchased 1,379,310 shares of our Series A Convertible Preferred Stock in the Preferred Stock Financing for aggregate consideration of $1,999,999.50. Sol Khazani Living Trust purchased 344,827 shares of our Series A Convertible Preferred Stock in the Preferred Stock Financing for aggregate consideration of $499,999.15. Dividends on the Series A Convertible Preferred Stock are payable quarterly at a rate of $0.058 per share per annum in cash, in shares of common stock or in any combination of cash and common stock as determined by our board of directors.

Director Affiliations

Fredric W. Harman, one of our directors and a director of AutoMD, is a Managing Member of Oak Associates XI, LLC, the general partner of Oak Investment Partners XI, L.P. Robert J. Majteles, one of our directors and a director of AutoMD, is an operating partner with Oak Investment Partners. Sol Khazani, one of our directors and a director of AutoMD, is the sole trustee of the Sol Khazani Living Trust. See section titled “Selling Stockholders” above for additional information regarding these directors’ affiliation to the selling stockholders. Mr. Majteles has received the compensation from us described in “Executive Compensation and Other Information - Director Compensation” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2016.

Chief Executive Officer and Director

Shane Evangelist currently serves as our Chief Executive Officer and as one of our directors, and provides services to AutoMD. The Company and Mr. Evangelist are parties to that certain Employment Agreement dated February 14, 2014. Mr. Evangelist has received the compensation from us described in “Executive Compensation and Other Information” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2016.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION

We are registering the shares of common stock currently held by the selling stockholders to permit the resale of these shares by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all of the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all legal fees, commissions and discounts, if any attributable to their respective sales of shares.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

·                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·                  an underwritten public offering in which one or more underwriters participate;

·                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·                  an exchange distribution in accordance with the rules of the applicable exchange;

·                  privately negotiated transactions;

·                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part, to the extent permitted by law;

·                  in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

·                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·                  a combination of any such methods of sale; or

·                  any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, which amended prospectus or prospectus supplement may include the following information to the extent required by law:

·                 the terms of the offering;

·                 the names of any underwriters or agents;

·               the purchase price of the shares of common stock;

·                 any delayed delivery arrangements;

·                 any underwriting discounts and other items constituting underwriters’ compensation;

·                 any public offering price; and

·                 any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling shareholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Each of the transactions described above may be subject to, and limited by, any applicable insider trading or similar policy of the Company.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF COMMON STOCK

The validity of the common stock being offered hereby has been passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements of the Company as of January 2, 2016, and for the year  ended January 2, 2016, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended January 2, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference, and have been incorporated in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of January 3, 2015 and for the years ended January 3, 2015 and December 28, 2013 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 2, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock the selling stockholders are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by the selling stockholders under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including U.S. Auto Parts Network, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.usautoparts.net. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33264):

·                  our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, filed with the SEC on March 11, 2016;

·                  our Quarterly Report on Form 10-Q for the quarter ended April 2, 2016, filed with the SEC on May 10, 2016, and our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016, filed with the SEC on August 9, 2016;

·                  our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 26, 2016, February 9, 2016 and June 2, 2016;

·                 the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 2, 2016 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 28, 2016; and

·                 the description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on January 23, 2007, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus, and such future filings will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing to the Corporate Secretary at 16941 Keegan Avenue, Carson, California 90746 or telephoning us at (310) 735-0085.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITY

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of ours or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. We will bear all of the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of the common stock to be sold by the selling stockholders. All the amounts shown are estimates, except for the SEC registration fee.

Registration Fee	$5,025
Legal Fees and Expenses	$30,000	*
Accounting Fees	$23,000	*
Miscellaneous	$2,000	*
Total	$60,025
______________
* Estimated

Item 15.         Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our second amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of ours or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16.         Exhibits

Exhibit Number	Description of Document

2.1
Acquisition Agreement dated May 19, 2006 by and among U.S. Auto Parts Network, Inc. and Partsbin, Inc., on the one hand, and The Partsbin.com, Inc., All OEM Parts, Inc., Power Host, Inc., Auto Parts Web Solutions, Inc., Web Chat Solutions, Inc., Everything Internet, LLC, Richard E. Pine, Lowell E. Mann, Brian Tinari and Todd Daugherty, on the other hand (incorporated by reference to the exhibit of the same number from the registration statement on Form S-1 of U.S. Auto Parts Network, Inc. (File No. 333-138379) initially filed with the SEC on November 2, 2006, as amended).

2.2
Stock Purchase Agreement executed August 2, 2010 among the Acquisition Sub, WAG, Riverside and the other stockholders of WAG (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2010).

3.1
Second Amended and Restated Certificate of Incorporation of U.S. Auto Parts Network, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007).

3.2
Amended and Restated Bylaws of U.S. Auto Parts Network, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007).

3.3
Amendment to Amended and Restated Bylaws of U.S. Auto Parts Network, Inc. (incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016).

3.4
Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of U.S. Auto Parts Network, Inc. (incorporated by reference to the Current Report on Form 8-K filed on March 25, 2013).

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4 above.
4.2
Specimen common stock certificate (incorporated by reference to the exhibit of the same number from the registration statement on Form S-1 of U.S. Auto Parts Network, Inc. (File No. 333-138379) initially filed with the SEC on November 2, 2006, as amended).

5.1	Opinion of Cooley LLP
23.1	Consent of RSM US LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this registration statement)

Item 17.         Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on August 19, 2016.

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Shane Evangelist
Shane Evangelist
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shane Evangelist and Neil Watanabe, and each of them severally, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and/or directors to enable U.S. Auto Parts Network, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Shane Evangelist	Chief Executive Officer and Director (principal executive officer)	August 19, 2016
Shane Evangelist

/s/ Neil Watanabe	Chief Financial Officer	August 19, 2016
Neil Watanabe	(principal financial and accounting officer)

/s/ Robert J. Majteles	Chairman of the Board	August 19, 2016
Robert J. Majteles

/s/ Joshua L. Berman	Director	August 19, 2016
Joshua L. Berman

/s/ Frederic W. Harman	Director	August 19, 2016
Frederic W. Harman

/s/ Jay K. Greyson	Director	August 19, 2016
Jay K. Greyson

/s/ Sol Khazani	Director	August 19, 2016
Sol Khazani

/s/ Warren B. Phelps III	Director	August 19, 2016
Warren B. Phelps III

/s/ Barbara Palmer	Director	August 19, 2016
Barbara Palmer

/s/ Bradley E. Wilson	Director	August 19, 2016
Bradley E. Wilson

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1
Acquisition Agreement dated May 19, 2006 by and among U.S. Auto Parts Network, Inc. and Partsbin, Inc., on the one hand, and The Partsbin.com, Inc., All OEM Parts, Inc., Power Host, Inc., Auto Parts Web Solutions, Inc., Web Chat Solutions, Inc., Everything Internet, LLC, Richard E. Pine, Lowell E. Mann, Brian Tinari and Todd Daugherty, on the other hand (incorporated by reference to the exhibit of the same number from the registration statement on Form S-1 of U.S. Auto Parts Network, Inc. (File No. 333-138379) initially filed with the SEC on November 2, 2006, as amended).

2.2
Stock Purchase Agreement executed August 2, 2010 among the Acquisition Sub, WAG, Riverside and the other stockholders of WAG (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2010).

3.1
Second Amended and Restated Certificate of Incorporation of U.S. Auto Parts Network, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007).

3.2
Amended and Restated Bylaws of U.S. Auto Parts Network, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007).

3.3
Amendment to Amended and Restated Bylaws of U.S. Auto Parts Network, Inc. (incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016).

3.4
Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of U.S. Auto Parts Network, Inc. (incorporated by reference to the Current Report on Form 8-K filed on March 25, 2013).

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4 above.
4.2
Specimen common stock certificate (incorporated by reference to the exhibit of the same number from the registration statement on Form S-1 of U.S. Auto Parts Network, Inc. (File No. 333-138379) initially filed with the SEC on November 2, 2006, as amended).

5.1	Opinion of Cooley LLP
23.1	Consent of RSM US LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this registration statement)